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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1 TO
REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Quidel Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	94-2573850 (I.R.S. Employer Identification No.)

10165 McKellar Court, San Diego, CA (Address of principal executive offices)	92121-4201 (Zip Code)

        If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box.    ☐

        If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.    ☐

Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The Nasdaq National Market

AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM 8-A

        The undersigned registrant hereby amends the following items of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 14, 1997, as follows:

Item 1. Description of Registrant's Securities to be Registered.

        The Rights Agreement (the "Rights Agreement") dated as of December 31, 1996 between Quidel Corporation (the "Company") and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), was amended as of May 9, 2002 to modify the definition of "Exempt Person" (the "Amendment"). A copy of the Amendment to the Rights Agreement is available as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on May 13, 2002. In addition, effective as of May 24, 2002, the Company further amended and restated the Rights Agreement in order to eliminate certain provisions relating to "Continuing Directors" and to restate the Amendment (the "Amended and Restated Rights Agreement"). A copy of the Amended and Restated Rights Agreement is attached as Exhibit 1 hereto.

Item 2. Exhibits.

    Amended and Restated Rights Agreement dated as of May 24, 2002, by and between Quidel Corporation and American Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 24, 2002	QUIDEL CORPORATION

	By:	/s/ PAUL E. LANDERS
	Name:	Paul E. Landers
	Title:	Vice President and CFO

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AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM 8-A
SIGNATURE